Exhibit 99.1

FOR IMMEDIATE RELEASE

Immunicon Corporation Reports

Results for the Three Months Ended

March 31, 2007

HUNTINGDON VALLEY, PA, May 2, 2007— Immunicon Corporation {Nasdaq-Global Market: IMMC}, which is developing and commercializing proprietary cell and molecular-based human diagnostic and life-science research products with an initial focus on cancer, today announced its results of operations for the three months ended March 31, 2007.

Immunicon reported product and service revenue of $2.6 million for the three months ended March 31, 2007, including $1.4 million in instrument revenue, $580,000 in reagent and consumable product sales and $577,000 in service revenue. This represents an increase of 104% over the $1.3 million in product and service revenue for the three months ended March 31, 2006 which included $635,000 in instrument revenue, $279,000 in reagent and consumable product sales and $339,000 in service revenue.

Immunicon delivered 7 instrument systems to customers during the quarter ended March 31, 2007 and now has 92 cell analyzers and 84 AutoPrep samples preparation instruments in service. An instrument system is comprised of one cell analyzer plus one AutoPrep sample preparation device. As of March 31, 2007, we have an instrument backlog of 24 AutoPrep instruments and 23 CellTracks Analyzer II cell analysis instruments. We expect to deliver the instruments in backlog during the second and third quarters of 2007. Recognition of revenue related to instrument shipments to customers typically is delayed for a period of several months pending the final evaluation and acceptance of these systems by customers.

Costs of goods sold were $2.8 million for the three months ended March 31, 2007 compared to $1.5 million for the three months ended March 31, 2006. Immunicon reported a loss on product and service sales of $271,000 in both the three months ended March 31, 2007 and March 31, 2006. The loss on product sales in the quarter ended March 31, 2007 resulted entirely from losses on the sale of instruments. During the quarter ended March 2007, Immunicon sold instruments at a price which was lower than the cost to produce such instruments. This loss was approximately $24,000 per instrument, or a total loss of $481,000 on the sale of instruments in the quarter ended March 2007. During 2006, Immunicon decided to begin outsourcing certain activities related to the manufacture of instruments and Immunicon currently continues the process of reducing its internal manufacturing costs; however, this transition process has resulted in some duplicate instrument cost of goods sold. These costs should be reduced once the outsourcing process is completed, which we now expect will be in the second half of 2007. Effective April 1, 2007, we also increased the list prices for our instruments to $205,000 for an instrument system. Taken together, the ongoing outsourcing effort and the price increase should eliminate the loss on sales of instruments.

Effective January 1, 2006, Immunicon adopted Statement of Financial Accounting Standards 123R, “Share-Based Payment,” (“SFAS 123R”), which requires that costs associated with stock-based compensation be expensed in the current period. For the three months ended March 31, 2007 and 2006, Immunicon recorded $489,000 and $357,000, respectively, in non-cash compensation expense and allocated these expenses to the appropriate cost category.

Research and development expenses for the three months ended March 31, 2007 were $2.8 million compared to $3.1 million in the corresponding three months in 2006. The reduction of $300,000 was a result principally of two factors: (i) clinical trial and development costs were lower by $200,000 due to the fact that, in the first quarter of 2006, Immunicon completed patient enrollment for two clinical trials in metastatic prostate cancer and metastatic colorectal cancer; and (ii) instrument development costs were lower by approximately $180,000 in 2007 compared to 2006.

General and administrative (“G&A”) expenses for the quarter ended March 31, 2007 were $3.0 million, compared to $2.5 million for the comparable quarter of 2006. This increase of approximately $500,000 is attributable principally to increases in legal and professional fees of $440,000 and increases in salaries of $123,000.

On December 5, 2006, Immunicon issued an aggregate of $30,000,000 in principal amount of unsecured subordinated convertible notes (the “Notes”) and received $27.3 million in proceeds net of related fees and expenses. Immunicon also issued warrants for the purchase of 1,466,994 shares of Immunicon common stock. The Notes are convertible into shares of Immunicon common stock and the warrants are exercisable into shares of Immunicon common stock at a price of $4.09 per share, subject to adjustment. Immunicon can force conversion of the Notes after June 5, 2008, under certain terms and conditions, if the price of Immunicon’s common stock reaches $7.50 per share for 20 consecutive trading days. For further description of the Notes and related warrants please refer to the Current Report on Form 8-K filed by Immunicon with the Securities and Exchange Commission on December 5, 2006.

Immunicon values certain provisions of the Notes and the related warrants separately in accordance with various accounting guidance documents including Statement of Financial Accounting Standards 133, “Accounting for Derivative Instruments and Hedging Activities”, and related interpretations including EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.” Upon issuance of the Notes, Immunicon recorded a liability of $8.1 million related to the embedded conversion option in the Notes and a liability of $1.9 million related to the value of the warrants. As of March 31, 2007, Immunicon has marked-to-market the conversion option and the warrants and have recorded a non-cash increase in income of $2.7 million in the Statement of Operations related to the change in valuation of the Notes and the related warrants for the three months ended March 31, 2007.

Interest expense was $1.5 million and $113,000 for the three months ended March 31, 2007 and 2006, respectively. The increase is attributable principally to the non-cash interest expense of $1.4 million related to the issuance of the Notes and related warrants, which occurred on December 5, 2006. Interest income was $627,000 and $432,000 for the three months ended March 31, 2007 and 2006, respectively. The increase in 2007 was due to the higher available cash balance for investment in 2007.

For the three months ended March 31, 2007, Immunicon’s net loss was $4.1 million compared to a net loss of $5.4 million for the three months ended March 31, 2006. The loss per share was $0.15 and $0.20 for the three months ended March 31, 2007 and 2006, respectively. The weighted average common shares outstanding was 27.7 and 27.6 million, respectively, for the three month periods ended March 31, 2007 and 2006, respectively.

As of March 31, 2007, Immunicon had cash, cash equivalents and investments of $46.8 million. We are confirming our financial guidance for 2007 as disclosed in our year end 2006 earnings press release on February 23, 2007.

Byron D. Hewett, Immunicon’s President and Chief Executive Officer commented, “In the first quarter of 2007, we continued to expand our product offerings and to grow our revenues. Total revenue in the first quarter of 2007 almost doubled compared to the first quarter of 2006. We announced an expansion of our product development license with Kreatech Biotechnology, NV and intend to bring new products to the market in the second half of 2007. We continue to engage in our product development efforts with Diagnostic HYBRIDS. We believe the combination of our respective technologies will result in improved products in clinical virology. Furthermore, we continue to exercise strong control over our costs while expanding our product offerings. Our total quarterly operating expenses have remained flat at approximately $5.8 million for the last three quarters. We are continuing to execute our business plan and seek to make progress toward our objectives.”

A summary of instrument shipments and instruments sold for revenue recognition purposes for the period from product launch to March 31, 2007 is shown below:

	Cumulative as of January 1, 2007	Three months ended March 31, 2007	Cumulative @ March 31, 2007
Instrument shipments

CellTracks Analyzer II	66	7	73

CellSpotter (1)	19	—	19

Total Analyzers	85	7	92

CellTracks AutoPreps	77	7	84

Instruments sold (2)
CellTracks Analyzer II	50	12	62

Total CellSpotter	24	—	24

Total Analyzers	74	12	86

CellTracks AutoPreps	63	8	71

(1)	CellSpotter analyzers are the first-generation cell analyzer. We are in the process of replacing or upgrading CellSpotter analyzers to the next-generation CellTracks Analyzer II.
(2)	- Presents instruments which were sold and revenue recorded in the period indicated.

Conference Call

Byron D. Hewett, President and CEO, and other members of Immunicon’s senior management will provide an update and discuss results via Webcast and conference call on Wednesday, May 2, 2007, at 9:00 a.m. EDT. To participate in the live call by telephone, the dial-in number for domestic U.S. listeners is (866) 831-6247 using passcode: 88996297. International callers may dial (617) 213-8856 using passcode: 88996297.

In addition, a live audio webcast of the call will be available online at Immunicon’s corporate website at http://www.immunicon.com. Webcast participants are encouraged to log on to the site at least 15 minutes prior to the scheduled start time to register, download, and install any necessary audio software. Following the call, a webcast audio replay will be available on Immunicon’s website until Friday, June 1, 2007. In addition, a dial-in replay will be maintained for five days through Monday, May 7, and can be accessed by dialing (888) 286-8010 (U.S. listeners) or (617) 801-6888 (International dialers), using reservation code: 41121201

The conference call audio will also be distributed over the Thomson/CCBN Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through the Thomson/CCBN individual investor center at www.earnings.com or by visiting any of the investor sites in the Thomson/CCBN Individual Investor Network. Institutional investors can access the call via the Thomson/CCBN password-protected event management site, StreetEvents (www.streetevents.com).

About Immunicon Corporation

Immunicon Corporation is developing and commercializing proprietary cell- and molecular-based human diagnostic and life science research products with an initial focus on cancer disease management. Immunicon has developed platform technologies for selection and analysis of rare cells in blood, such as circulating tumor cells and circulating endothelial cells that are important in many diseases and biological processes. Immunicon’s products and underlying technology platforms also have application in the clinical development of cancer drugs and in cancer research and may have applications in other fields of medicine, such as cardiovascular and infectious diseases.

The information contained in this press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often preceded by words such as “hope,” “may,” “believe,” “anticipate,” “plan,” “expect,” “intend,” “assume,” “will” and similar expressions. Forward-looking statements contained in this press release include, among others, statements relating to Immunicon’s anticipated business performance, 2007 anticipated instrument system placements, instrument revenue, combined reagent, consumable and service revenue, net loss, net loss per common share and net cash expenditures, Immunicon’s funding strategy for commercialization activities and key product and clinical development programs and other statements not of historical fact, including those related to our financial guidance for 2007. Immunicon cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date of this press release, reflect management’s current expectations and involve certain factors, such as risks and uncertainties that may cause actual results to be far different from those suggested by Immunicon’s forward-looking statements. These factors include, but are not limited to, risks and uncertainties associated with: Immunicon’s dependence on Veridex, LLC, a Johnson & Johnson company, in the field of cancer cell analysis; Immunicon’s capital and financing needs; research and development and clinical trial expenditures; commercialization of Immunicon’s product candidates Immunicon’s ability to use licensed products and to obtain new licenses from third parties; Immunicon’s ability to manage its growth; obtaining necessary regulatory approvals; reliance on third party manufacturers and suppliers; reimbursement by third party payors to Immunicon’s customers for Immunicon’s products; risks and uncertainties associated with Immunicon’s outstanding convertible notes and warrants; compliance with applicable manufacturing standards; the ability to earn license and milestone payments under Immunicon’s agreement with Veridex; retaining key management or scientific personnel; delays in the development of new products or to planned improvements to Immunicon’s products; effectiveness of Immunicon’s products compared to competitors’ products; protection of Immunicon’s intellectual property and other proprietary rights; conflicts with the intellectual property of third parties; product liability lawsuits that may be brought against Immunicon; labor, contract or technical difficulties; and competitive pressures in Immunicon’s industry. These factors are discussed in more detail in Immunicon’s filings with the Securities and Exchange Commission. Except as required by law, Immunicon accepts no responsibility for updating the information contained in this press release beyond the published date, whether as a result of new information, future events or otherwise, or for modifications made to this document by Internet or wire services.

“Immunicon” and the Immunicon Corporation logo are registered trademarks of Immunicon Corporation. “CellSpotter,” “CellTracks” and “AutoPrep” are registered trademarks of Immunivest Corporation, a wholly-owned subsidiary of Immunicon Corporation. “CellTracks Analyzer II” is a trademark of Immunivest Corporation. “CellSearch” is a trademark of Johnson & Johnson. All other trademarks or servicemarks appearing herein are the property of their respective holders. ALL RIGHTS RESERVED.

Contact Information: James G. Murphy SVP of Finance & Administration, CFO 215-830-0777 ext. 8313 jmurphy@immunicon.com	Investors/Media: Tierney Communications Denise Portner Vice President 215-790-4395 dportner@tierneyagency.com

IMMUNICON CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS—UNAUDITED

(In thousands, except share amounts)

	March 31, 2007	December 31, 2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$27,328	$36,132
Short-term investments	19,480	15,401
Receivable from related party	375	409
Accounts receivable, net	814	1,402
Inventory	4,112	3,966
Prepaid expenses	555	613
Other current assets	585	861

Total current assets	53,249	58,784
Property and equipment, net	3,530	4,011

Deferred financing fees	2,432	2,616
Other assets	359	362

TOTAL ASSETS	$59,570	$65,773

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$1,584	$1,781
Accounts payable	1,547	1,743
Payable to related party	919	792
Accrued expenses	3,826	4,304
Current portion of deferred revenue
Related party	1,796	1,821
Other	325	438
Detachable warrants	1,623	2,181
Conversion option related to convertible debt	7,120	9,286

Total current liabilities	18,740	22,346

Convertible subordinated notes payable, net of discount	21,543	20,313
Long-term debt	1,891	2,256
Deferred revenue
Related party	179	234
Other	624	423

Commitments and Contingencies

STOCKHOLDERS’ EQUITY:
Common stock, $.001 par value—100,000,000 authorized, 27,678,203 and 27,667,769 shares issued and outstanding as of March 31, 2007 and December 31, 2006, respectively	28	28
Additional paid-in capital	163,102	162,596
Currency translation adjustment	24	22
Accumulated deficit	(146,561)	(142,445)

Total stockholders’ equity	16,593	20,201

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$59,570	$65,773

IMMUNICON CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED

MARCH 31, 2007 COMPARED TO MARCH 31, 2006

(in thousands, except for per share and per share data)

UNAUDITED

	Three Months Ended March 31,
	2007	2006
Product and service revenue
Related party product revenue	$1,210	$355
Third party customer product revenue	767	559
Service revenue	577	339

Total product and service revenue	2,554	1,253
Cost of goods sold	2,825	1,524

Net (loss), on product and service revenue	(271)	(271)

Milestone, license and other revenue	103	200

Total revenue	2,657	1,453

Operating expenses:
Research & development	2,826	3,119
General & administrative	2,957	2,469

Total operating expenses	5,783	5,588

Operating (loss)	(5,951)	(5,659)

Other income (expense)
Interest and other income	616	388
Change in fair value of detachable warrant and conversion right	2,723	—
Interest expense	(1,504)	(113)

Other income (expense), net	1,835	275

Net (loss)	$(4,116)	$(5,384)

Net (loss) per common share - basic and diluted	$(0.15)	$(0.20)

Weighted average common shares oustanding-basic and diluted	27,675,742	27,582,995